UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2026, the board of directors (the “Board”) of FrontView REIT, Inc. (the “Company”) elected Tim McHugh to serve as a director of the Company, effective May 28, 2026. Mr. McHugh will serve until the 2027 annual meeting of stockholders and until his successor is duly elected and qualifies. As of the time of this filing, the Board has not made a determination regarding the committees of the Board, if any, to which Mr. McHugh will be appointed.

Mr. McHugh, age 41, has served as Co-President and Chief Financial Officer at Welltower Inc. (“Welltower”), a public REIT focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Mr. McHugh joined Welltower in 2016 as Vice President – Finance and Investments. He has held the positions of Treasurer, Senior Vice President, Chief Financial Officer, and Executive Vice President, Chief Financial Officer before assuming his current role. Prior to joining Welltower, Mr. McHugh worked at RREEF Management, L.L.C, the global alternative investment management business of Deutsche Bank’s Asset Management division. As a senior analyst focused on the healthcare, net lease, office and specialty sectors, he was responsible for developing sector level underwriting methodologies, valuing individual securities, and producing investment recommendations. Prior to his tenure at RREEF, he served as an Equity Research Analyst at Northern Trust covering companies in the financial services, semiconductor, and utility sectors. Mr. McHugh holds a BS in Finance and a minor in Technology & Management from the University of Illinois at Urbana-Champaign and is a Chartered Financial Analyst (CFA).

Mr. McHugh will receive compensation for his service as a non-employee director of the Board pursuant to the Company’s non-employee director compensation policy, as may be amended from time to time, and as described in the Company’s Proxy Statement for its 2026 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 17, 2026, in the section entitled “Director Compensation,” which information is incorporated herein by reference. In addition, the Company will enter into its standard form of indemnification agreement with Mr. McHugh.

The Board determined that Mr. McHugh is “independent” as defined under the listing standards of the New York Stock Exchange and the Company’s corporate governance guidelines. There are no arrangements or understandings between Mr. McHugh and any other persons or entities pursuant to which Mr. McHugh was appointed as director of the Company, and there are no transactions involving Mr. McHugh, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 28, 2026, the Company issued a press release announcing the election of Tim McHugh. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 hereof, including the information contained in the press release attached as Exhibit 99.1, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. References to the Company’s website in this Current Report on Form 8-K and in the attached Exhibit 99.1 do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release Dated May 28, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	May 28, 2026	By:	/s/ Pierre Revol
Pierre Revol Chief Financial Officer, Treasurer, and Secretary